EXHIBIT 10.13
                                                                   -------------

                                    AGREEMENT

         This Agreement is made and entered into this 27th day of April, 2001, by and between FORESIGHT, INC. (hereinafter referred to as "Foresight"), and PALWEB CORPORATION (hereinafter referred to as "PalWeb").

         WITNESSETH:

         For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

         1. Recitations. Foresight leases the property known as Suites 100, 147 and 200, 2500 McGee Drive, Norman, Oklahoma 73072 (the "Leased Premises") from Onward, L.L.C. (hereinafter referred to as "Onward"). With Onward's consent, Foresight has subleased a portion of the Leased Premises to PalWeb for the office of one of its employees, Arlin Plender. Additionally, Foresight permits PalWeb to utilize part of the time of its employees, Julie Barksdale and Myonza Jones, to assist PalWeb in the conduct of its business, and Foresight pays expenses for telephone, fax, postage, copying and miscellaneous other items that should be allocated to PalWeb.

                  The parties have agreed that PalWeb shall pay Foresight a fee for the services and space provided and expenses incurred, as set forth herein.

         2. Agreement. Until this Agreement is terminated, Foresight will (i) make available to PalWeb a portion of the Leased Premises for one full-time employee, currently Arlin Plender; (ii) provide part-time services of its employee, Julie Barksdale, to assist PalWeb in the conduct of its business; and
(iii) pay the expenses of usual and customary office usage for telephone, fax, copying, postage and miscellaneous other expenses. In consideration therefor, PalWeb shall pay Foresight monthly the sum of $3,000, effective January 1, 2001, and on the fifth day of each month thereafter.

         3. Termination. This Agreement may be terminated at any time by either party upon 30 days' written notice to the other.

         4. Independent Relationship. Nothing in this Agreement or in the officing or expense sharing arrangements described herein shall, in any way, constitute and appoint either party as the agent for the other. Each party is an independent operating business, having no relationship whatsoever with the other, and neither party is authorized to enter into any agreement or, in any manner, bind the other. Each party agrees to indemnify the other from any claims or liabilities (including attorney's fees, as they are incurred) asserted against them as a consequence of the actions of the other or any of their employees.

         5. Miscellaneous. It is further understood and agreed as follows:
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                  5.1      Time.  Time is of the essence of this Agreement.

                  5.2 Attorney's Fees. In the event either party hereto files suit in order to enforce or interpret the terms and provisions of this Agreement, the prevailing party in such litigation shall be entitled to recover from the other its reasonable attorney's fees and expenses incidental to the litigation.

                  5.3 Entire Agreement. This instrument constitutes the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing, signed by the parties hereto.

                  5.4 Binding Effect. The provisions of this Agreement shall inure to the benefit of and bind the executors, administrators, successors, heirs and legal representatives of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

"FORESIGHT"                                   Foresight, Inc.

                                              By:    /s/ Mark R. Kidd
                                                  ------------------------------
                                              Title: President
                                                     ---------------------------
"PALWEB"                                      PalWeb Corporation

                                              By:    /s/ Paul A. Kruger
                                                  ------------------------------
                                              Title: President
                                                     ---------------------------